Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: August 29, 2006

Issuer Name and Ticker Symbol: Commerce Energy Group, Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, and Zeff Capital Partners I, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group, Inc.



ZEFF HOLDING COMPANY, LLC    ZEFF CAPITAL PARTNERS I, L.P

                             By:  Zeff Holding Company, LLC, as general partner

By:                          By:
   ------------------           --------------------
   Name:  Daniel Zeff           Name:  Daniel Zeff
   Title: Manager               Title: Manager